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                                                                  EXHIBIT (a)(3)
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                                                     Name
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                                       Exchange Offer Summary Statement
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    Organization Head

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  Exchange Option Grant

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Compensatory Option Grant

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 Anticipated Grant Date

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                                Grant Date           Price          Shares Granted     Shares Outstanding


Grant History of Options
  Eligible for Exchange
   (options granted at
    $10.00 and above)

                                                                        Total:

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                              25% of the Stock Option Grant will vest on the Option Grant Date, and the remainder of the Stock Option Grant vests monthly over a three-year period, as long as you are still employed by InfoSpace Inc. or its subsidiary. This
 Grant Vesting & Terms        Stock Option Grant is conditioned upon your participation in the Offer to
                              Exchange and the Company's acceptance of the options offered for exchange and is subject to all terms and conditions of your Stock Option Agreement.
                              This offer to exchange is more fully described in the Company's Offer to
                              Exchange and related documents that have been distributed to you.
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                              It is InfoSpace's desire to maintain all information concerning stock
     Confidentiality          options confidential. Please assist us in that effort by not discussing this
                              Option Grant with others.
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Disclaimer:  The Grant History reflects our records as of December 26, 2001.  If your records indicate otherwise, it is your responsibility to contact Brent Satterlee to discuss any discrepancies.
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